EXHIBIT 99.1

FREMONT GENERAL ANNOUNCES SIGNIFICANT DEVELOPMENTS

•	Adoption of Stockholder Rights Plan to preserve use of net operating losses

•	2007 Annual Meeting Date

•	Amendments to Bylaws

(SANTA MONICA, CALIFORNIA) – October 23, 2007: Fremont General Corporation (the “Company”) (NYSE: FMT), doing business primarily through its wholly-owned industrial bank, Fremont Investment & Loan (“FIL”), today announced that the Company has entered into a Stockholder Rights Plan (the “Rights Plan”) under which one right will be distributed as a dividend for each share of the Company’s common stock held by stockholders of record as of the close of business on November 2, 2007. The Rights Plan has been adopted as a means to assist in the preservation of the use of previously accumulated net operating losses, as described below.

The Company has net operating losses (“NOLs”) that may in the future offset the Company’s taxable income, if any. U.S. federal income tax law imposes significant limitations on the ability of a corporation to use its NOLs to offset income in circumstances where such corporation has experienced a “change in ownership.” Generally, there is a change in ownership if, at any time, one or more 5% stockholders have aggregate increases in their ownership in the corporation of more than 50 percentage points looking back over the prior three-year period. One of the principal reasons for adopting the Rights Plan is to dissuade investors from aggregating ownership in the Company and triggering such a change in ownership. The Rights Plan is designed to reduce the likelihood of a change in ownership by, among other things, discouraging any person or group from acquiring additional shares of the Company’s common stock. The Rights Plan was not adopted in response to any effort to acquire control of the Company.

To help preserve the benefit of the NOLs, the Company intends to submit for stockholder approval at its 2008 Annual Meeting an amendment to its articles of incorporation to restrict certain acquisitions of the Company’s common stock so as to reduce the likelihood of triggering a change in ownership. The Board of Directors intends to terminate the Rights Plan if such amendment is approved.

Under the Rights Plan, each right initially will entitle stockholders to purchase a fraction of a share of preferred stock at a purchase price of $12.00, subject to adjustment as provided in the Rights Plan. Subject to the exceptions and limitations contained in the Rights Plan, the rights generally will be exercisable only if a person or group acquires beneficial ownership of 5% or more of the Company’s common stock or commences a tender or exchange offer upon consummation of which such person or group would beneficially own 5% or more of the Company’s common stock. Unless earlier terminated, the rights will expire on November 2, 2017.

The Company also announced that its 2007 Annual Meeting of Stockholders has been scheduled to be held on December 13, 2007.

The Company further announced that, effective October 22, 2007, its Board of Directors amended two sections of the Company’s Bylaws relating to advance notice of director nominations and other proposed business submitted by stockholders. The Bylaws, as amended, generally require advance notice, together with certain specified information, not less than 90 days nor more than 120 days prior to the anniversary date of the prior year’s annual meeting of stockholders. If the annual meeting is to be held on a date which is not within 25 days of the anniversary date of the prior year’s annual meeting, the submission must be received by the Company’s Secretary by the 10th calendar day after the day on which the notice of meeting is mailed to stockholders or public disclosure of the date of the annual meeting is made, whichever is first.

Regulatory Filings

The Company’s periodic reports as filed with the SEC can be accessed at www.fremontgeneral.com and on the EDGAR section of the SEC’s website at www.sec.gov.

About Fremont General

Fremont General Corporation is a financial services holding company. To find out more about Fremont General, or to subscribe to the Company’s email alert feature for notification of Company news and events, please visit www.fremontgeneral.com.

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and the Company’s currently reported results are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. These statements and the Company’s reported results are not guarantees of future performance or results and there can be no assurance that actual developments and economic performance will be those anticipated by the Company. Actual developments and/or results may differ significantly and adversely from the Company’s expected or reported results as a result of significant risks, uncertainties and factors, often beyond our control (as well as the various assumptions utilized in determining our expectations), and which include, but are not limited to, the following:

•	the impact of the Company’s withdrawal from the sub-prime residential real estate mortgage loan origination business;

•	the impact of the sale of FIL’s commercial real estate lending business and related loan portfolio;

•	the uncertainty of the closing of an investment in FIL or the Company by an entity controlled by Gerald J. Ford and the ability of the Company to enter into any alternative transactions;

•	the ability to use our NOLs to reduce future tax payments;

•	the ability of the Company to enter into new lending businesses;

•	the variability of general and specific economic conditions and trends, and changes in, and the level of, interest rates;

•	the impact of competition and pricing environments on deposit products;

•	the ability to access the necessary capital resources in a cost-effective manner to fund our operations;

•	the ability to sell our existing residential real estate loans held for sale and the prices obtained for such loans;

•	the Company’s ability to realize the full principal amount of the participation interest in the commercial real estate loan portfolio sold to iStar Financial Inc.;

•	the impact of changes in the commercial real estate markets, in particular the housing market, and changes in the fair values of our assets and loans, including the value of the underlying real estate collateral;

•	the ability to service, collect and realize the amounts outstanding, and the timing thereof, of loans and foreclosed real estate;

•	the ability to appropriately estimate an adequate level for the valuation reserve for loans held for sale, the loan repurchase reserve and the premium recapture reserve, as well as the fair value of the retained mortgage servicing rights and residual interests in securitizations;

•	changes in various economic and other factors which influence the timing and ultimate realization of the cash flows supporting the Company’s estimate of fair value for the Company’s residual interest in securitized loans and mortgage servicing rights;

•	the effect of certain determinations or actions taken by, or the inability to secure regulatory approvals from, the Federal Deposit Insurance Corporation, the Department of Financial Institutions of the State of California or other regulatory bodies on various matters;

•	the impact of the Cease and Desist Order on the Company’s ability to conduct its business;

•	the Company’s ability to maintain cash flow sufficient for the Company to meet its debt service and other obligations;

•	the ability to maintain effective compliance with laws and regulations and control expenses;

•	the impact and cost of adverse state and federal legislation and regulations, litigation, court decisions and changes in the judicial or regulatory climate;

•	the impact of changes in federal and state tax laws and interpretations, including tax rate changes, and the effect of any adverse outcomes from the resolution of issues with taxing authorities;

•	the ability to maintain an effective system of internal and financial disclosure controls, and to identify and remediate any control deficiencies, under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and

•	other events and factors beyond our control.

For a more detailed discussion of risks and uncertainties, see the Company’s public filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements.

CONTACTS:

Investor Relations Fremont General Corporation Phone: (310) 315-5500 Website: www.fremontgeneral.com	Media Relations Daniel Hilley Abernathy MacGregor Group, Inc. Phone: (213) 630-6550

Website: www.abmac.com